                                                                   EXHIBIT 10.45


                     PINNACLE PROPERTIES MANAGEMENT, INC.
                                 STANDARD FORM

                                COMMERCIAL LEASE

In consideration of the covenants herein contained, 52 & 56 Roland Street, L.L.C. (a Delaware limited liability company), hereinafter called LESSOR, does hereby lease to ChiRex Technology Center, Inc. (a DE corporation) 300 Atlantic Street, Suite 402, Stamford, CT 06901, hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 10,017 square feet (including 17% common area) at 56 Roland Street, Suite 310, (see attached floor plan) Boston, MA 02129 to have and hold the leased premises for a term of five (5) years commencing at noon on November 1, 1998 ("Commencement Date") and ending at noon on October 31, 2003 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises. See Attached Exhibit A.

1. RENT. LESSEE shall pay to LESSOR base rent at the rate of one hundred fifty-nine thousand seven hundred seventy-one (159,771.00) U.S. dollars per year, drawn on a U.S. Bank, payable in advance in monthly installments of $13,314.25 on the first day in each calendar month in advance, the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent: 52 & 56 Roland Street L.L.C. c/o Pinnacle Properties Management Inc., 3740 Beach Blvd., Suite 306, Jacksonville, FL 32207, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term, except the first such adjustment shall take place with rent due on November 1, 2003. The base month from which to determine the amount of each increase in the Index shall be January 1998, which figure shall be compared with the figure for November 2002, and each November thereafter to determine the percentage increase (if any). The increase will be multiplied by the base rent to determine the increased base rent (if any) to be paid during the following calendar year. In the event that the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

                    See Attached Rider.

2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of twenty-six thousand (26,000.00) dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to payment of the last month's rent. In the event of any default or breach of this lease by LESSEE, LESSOR shall immediately apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith and failure to do so shall be considered a substantial default under the lease. LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default.

3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices, research and development, and laboratory.

4. ADDITIONAL RENT AND TAX ESCALATION. LESSEE shall pay to LESSOR as additional rent per annum ("Additional Rent") a proportionate share (8.3%) of any increase in the Operating Costs (defined below) in the building (including the building with an address of 52 Roland Street, the building with an address of 56 Roland Street, the building with an address of 52-R Roland Street, and the related land, driveways, parking facilities, and similar improvements) of which the leased premises are a part (hereinafter called the building), for a given calendar year over the actual Operating Costs in the building for the calendar year 1999 (the "Operating Expense Stop"). LESSOR may collect such amount in monthly installments beginning thirty (30) days after LESSOR furnishes to LESSEE the Operating Costs and Tax Statement (defined below). Alternatively, LESSOR may make a good faith estimate of the Additional Rent to be due by LESSEE for any calendar year or part thereof during the lease term, and LESSEE shall pay to LESSOR at the commencement of the lease and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.
From time to time, LESSOR may estimate and re-estimate the Additional Rent to be due by LESSEE and deliver a copy of the estimate or re-estimate to LESSEE. Thereafter, the monthly installments of Additional Rent payable to LESSEE shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, LESSEE shall have paid all of the Additional Rent as estimated by LESSOR. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. The term "Operating Costs" shall mean all expenses and disbursements that LESSOR incurs in connection with the ownership, operation, and maintenance of the building including, but not limited to, the following costs: a) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the building, including taxes, insurance, and benefits relating thereto; b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the building; c) costs for improvements made to the building which, although capital in nature, are expected to reduce the normal operating costs of the building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined in accordance with Generally Accepted Accounting Principles (GAAP); d) cost of all utilities, except the cost of utilities reimbursable to LESSOR by the building's tenants;
e) insurance expenses; f) repairs, replacements, and general maintenance of the building; and g) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

Operating costs shall not include: (i) costs relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Building, including legal fees, real estate broker's leasing commissions and advertising expenses, (ii) costs of defending any lawsuits with any mortgagee (except as the actions of LESSEE may be in issue), costs of selling, syndicating, financing, any of LESSOR's interest in the Building (or any part thereof), costs of any disputes between LESSOR and its employees, disputes of LESSOR with building management, or outside fees paid in connection with disputes with other tenants, (iii) cost of correcting defects in the Building or the Building equipment or replacing defective equipment to the extent such costs are reimbursed or paid by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than LESSOR,
(iv) costs of installations paid by or constructed for a specific tenant, (v) costs of any major addition to, deletion from or modification of the Building or any of the other improvements within the Building, including, the addition or deletion of floors, so long as such costs are of a capital nature, as determined in accordance with GAAP, consistently applied; provided, however, that the amortization of such costs shall be permitted to the extent that such costs are incurred as the result of the replacement of any major system or component of the Building reasonably made by LESSOR and any improvement reasonably made by LESSOR for the purpose of reducing operating costs, (vi) costs incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting, or redecorating vacant space, (vii) interest, points, other finance charges and principal payments on mortgages, and other costs of indebtedness, (viii) all amounts which are specially charged to or otherwise paid by any other tenant or other occupant of the Building or for items or services which LESSOR provides selectively to one or more tenants (other than LESSEE) without reimbursement,
(ix)
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any bad debt loss, rent loss, or reserves for bad debts or rent loss, (x)
costs, expenses or judgements occasioned by casualty, injury or damage, to the extent that such costs, expenses or judgements are or are paid by insurance to be maintained by LESSOR under this lease, provided that all such costs, expense or judgements not covered under such insurance as a result of any deductible amount shall be included in operating costs and costs for which LESSOR is reimbursed by any tenant's(including without limitation LESSEE's) insurance carrier, (xi) a prorata portion of the salary and indirect compensation of any employee to the extent such employee devotes his or her time to property other than the Building, (xii) amounts, if any, paid as ground rental by LESSOR, and
(xiii) expenses relating to third party landlord-tenant disputes.

LESSEE shall also pay to LESSOR as additional rent a proportionate share (6.9%) (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building, which the parties agree to be 145,367 square feet) of any increase in the Taxes ("Tax Escalation") levied against the land and building. LESSEE shall pay the Tax Escalation in the same manner as provided above for Additional Rent with regard to Operating Costs. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect for fiscal year 1999,which is the period July 1, 1998 through June 30, 1999, ("Real Estate Tax Stop"). "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on LESSOR a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Notwithstanding anything to the contrary in this lease, the initial responsibility for the payment of all real estate taxes with respect to the building shall be upon the LESSOR and LESSOR agrees to pay the same as required by law, but in any event so as to assure the LESSEE's right to occupy the leased premise and to use the common areas of the Building shall not be disturbed or threatened. LESSOR, at LESSEE's written request, shall provide LESSEE with copies of all tax bills and a computation of LESSEE's prorata share thereof; in the event that any special assessments are assessed and payable, LESSEE's prorata share of the same shall be calculated as if such assessments are being paid by LESSOR in installments, if LESSOR is permitted to do so.

By April 1 of each calendar year, or as soon thereafter as practicable, LESSOR shall furnish to LESSEE a statement of Operating Costs and Taxes for the previous year (the "Operating Costs and Tax Statement"). With respect to any calendar year or partial calendar year in which the building is not occupied to the extent of 95% of the leaseable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the building been occupied to the extent of 95% of the rental area thereof. If the Operating Costs and Tax Statement reveals that LESSEE paid more for Operating Costs than the actual Additional Rent and more for Taxes than Tax Escalation for the year for which such statement was prepared, then LESSOR shall promptly credit LESSEE for such excess or if at the expiration or termination of the term, returned to LESSEE; likewise, if LESSEE paid less than the actual Additional Rent or Tax Escalation due, then LESSEE shall promptly pay LESSOR such deficiency, within thirty (30) days after receiving notice from LESSOR of the amount of such deficiency.

5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water, and sewer. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined either by separate meters serving the leased premises or as a proportionate share of the utility charges as determined by LESSOR if not separately metered. Electricity and gas for the leased premises will be separately metered. LESSEE shall also pay LESSOR a proportionate share of any other taxes, use charges, and charges relating in any way to utility use at the building. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and LESSEE obtaining the appropriate municipal permit.

6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable
statute, regulation, ordinance or bylaw.   Notwithstanding the foregoing or any
other provision of this lease, however, LESSEE shall not be responsible for compliance with any such laws, regulations or the like requiring (I) structural repairs or modifications, (ii) repairs or modifications to the utility or building service equipment located outside of and not exclusively serving the premises or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to LESSEE's work, alterations, or repairs in the leased premises or LESSEE's particular use of the leased premises (as opposed to commercial office operations, generally), or (b) be due to the negligence or willful misconduct of LESSEE or any agent, employee, or contractor of LESSEE.

7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR or LESSEE may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition reasonably suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours.

9. MAINTENANCE OF PREMISES. LESSOR will be responsible for maintenance and replacement (if necessary) of the existing standard heating and cooling equipment serving the office portion of the leased premises and all structural and roof maintenance of the leased premises but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE, chemical, water or corrosion damage from any source, except caused solely by LESSOR's gross negligence and maintenance of the space heating, ventilating, and cooling units exclusively serving the laboratory portion of the leased premises (collectively, the "Laboratory HVAC Unit") and of any non "building standard" leasehold improvements. LESSEE agrees to maintain and replace at its expense the Laboratory HVAC Unit and maintain all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE.

LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. LESSEE will protect any carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours. LESSOR shall keep in good order, condition, and repair the roof of the Building (including using reasonable efforts to keep the roof water tight), all gutters and downspouts, foundations, exterior (including exterior painting and finish) and structural portions of the Building, all Building systems serving the Building, and all plumbing lines from the point it is brought into the Building to the point it services LESSEE and its leased premises. LESSOR's obligations shall include the obligation to make all necessary repairs, replacements or alterations to the roof, the exterior walls, the foundation, the floor slabs, and all other structural elements of the Building, and to maintain the parking area.

10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, such consent not to be unreasonably withheld, conditioned or delayed. All such allowed alterations shall be at LESSEE's expense and shall conform to LESSOR's construction specifications. If LESSOR or LESSOR's agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building.

11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent, such consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for reasonable legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

               See Attached Rider

12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

               See Attached Rider.

13. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at any reasonable time enter to view the leased premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building, to make repairs which LESSEE is required but has failed to do, and to show the leased premises to others.

14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps, and loading areas serving the leased premises shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, to the extent permitted under applicable laws, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for claims arising solely out of LESSOR's gross negligence.

15. ACCESS AND PARKING. LESSEE shall have the right to use eighteen (18) unassigned and undesignated parking spaces in the parking area designated by LESSOR ("Parking Area") in common with others entitled to the use thereof during the initial term of this lease subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Area. If, for any reason, LESSEE is unable to use all or any portion of the parking spaces to which it is entitled hereunder, then LESSEE's obligation to pay base rent shall be abated by $2.00 per day per space for so long as LESSEE does not have the use of any such parking space; this abatement shall be in full settlement of all claims that LESSEE might otherwise have against LESSOR because of LESSOR's failure or inability to provide LESSEE with such parking spaces. Said Parking Area plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking.
Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE unless directly resulting from the sole gross negligence of LESSOR; and to the extent permitted under applicable laws, LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the gross negligence of LESSOR.

17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO form CG 20 26 11 85 or some other form approved by LESSOR. LESSEE will file with LESSOR prior to occupancy certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

18. SIGNS. LESSOR agrees to erect signage for the leased premises in the lobby of the building and at LESSEE's entry door in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design, and location. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with this lease.

19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker except Joseph Rooney of Hunneman Commercial who will be paid by LESSOR according to LESSOR's standard fee schedule or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within thirty (30) days after written notice thereof unless the cure cannot be completed within such period and LESSEE begins promptly to cure within such period and thereafter diligently completes the correction within sixty (60) days; or (c) LESSEE vacates the leased premises, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of eighteen (18) percent per annum on any payment from LESSEE to LESSOR which is past due.

21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE with a copy to: 300 Atlantic Avenue, Suite 402, Stamford, CT 06901,
Attn: Beth Hecht, Esq., General Counsel. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR c/o Pinnacle Properties Management, Inc. at 56 Roland Street, Boston, MA 02129 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

22. OCCUPANCY. In the event that LESSEE takes possession of said leased premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. LESSOR shall have the right to relocate LESSEE to another facility upon prior written notice to LESSEE and on terms comparable to those herein. If LESSOR relocates LESSEE, LESSOR shall reimburse LESSEE for LESSEE's reasonable out-of-pocket expenses for moving LESSEE's furniture, equipment, and supplies from the leased premises to the relocation space and for reprinting LESSEE's stationery of the same quality and quantity as LESSEE's stationery supply on hand immediately before LESSOR's notice to LESSEE of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the leased premises and the terms of the lease shall remain in full force and shall apply to the relocation space. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

24. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. LESSEE shall have a building standard size dumpster in a location approved by LESSOR, provided and serviced at LESSEE's expense by whichever disposal firm may from time to time be designated by LESSOR, unless a shared dumpster or compactor is provided by LESSOR, in which case LESSEE shall pay its proportionate share of any costs associated therewith.

25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time except in compliance with all applicable statutes, regulations, ordinances and the like, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

               See Attached Rider.


26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

               See Attached Rider.

27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR, or others, including but not limited to any offices, partitions (except movable partitions supplied and installed by LESSEE), window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings (except kitchen-type appliances supplied and installed by LESSEE) or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

               See Attached Rider.

28. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within two years after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director individually. (e) (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Except as set forth herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof. (1) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

29.  (This paragraph intentionally deleted.)

30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

31.  (This paragraph intentionally deleted.)

32.  JURY TRIAL.   LESSOR and LESSEE hereby waive any and all rights to a jury trial in any summary process or eviction proceeding in any way arising out of the lease.

33. ESTOPPEL CERTIFICATES. From time to time, LESSOR or LESSEE shall furnish to any party designated by the other party ("requesting party"), within fifteen
(15) days after a request therefor, a certificate signed by the party confirming and containing such factual certifications and representations as to this lease as the requesting party may reasonably request.

34. CORPORATE APPROVAL. Concurrently with its execution of the lease, LESSEE shall provide LESSOR with duly authorized and executed corporate resolutions (in form and substance satisfactory to LESSOR) authorizing the entering into and consummation of the transactions contemplated by this lease and designating the corporate or other officer or officers to execute this lease on behalf of LESSEE.

35. FINANCIAL REPORTS. Within thirty (30)days after LESSOR's request, LESSEE shall furnish LESSEE's most recent audited financial statements (including any notes to them) to LESSOR, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, LESSEE's internally prepared financial statements. LESSOR will not disclose any aspect of LESSEE's financial statements that LESSEE designates to LESSOR as confidential except (i) to LESSOR's lenders or prospective purchasers of the property, (ii) in litigation between LESSOR and LESSEE, and (iii) if required by court order.

36. CONFIDENTIALITY. LESSEE acknowledges that the terms and conditions of this lease are to remain confidential for the LESSOR's benefit, and may not be disclosed by LESSEE to anyone, by any manner or means, directly or indirectly, without LESSOR's prior written consent.



37.  ADDITIONAL PROVISIONS.  (Continued on attached rider if necessary.)

A. A Class B-1 Response Action Outcome ("RAO"), supported by an Activity and Use Limitation (the "AUL"), has been issued in connection with the building and filed at both the Suffolk County and Middlesex County Registry of Deeds. Pursuant to such Class B-1 RAO, a condition of no significant risk has been determined to exist, and no further response actions are required provided the AUL is complied with. LESSEE hereby acknowledges and agrees to comply with the provisions of the AUL. Pursuant to such AUL, all activities and uses including without limitation continued commercial, retail or industrial uses are permitted. The activities and uses not permitted are: residential use, use for a recreation area, playground, playing field, school, daycare or excavation landscaping or other disturbance of soil currently at a depth of greater than three feet.


IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this _____ day of ___________.


LESSOR: 52 & 56 ROLAND STREET, L.L.C.     LESSEE: CHIREX TECHNOLOGY CENTER, INC.

By: PINNACLE PROPERTIES MANAGEMENT,
INC., its manager



By:                                       By:
    --------------------------------         -------------------------------
       Vice President


                                    GUARANTY

IN CONSIDERATION of the making of the above lease by 52 & 56 Roland Street, L.L.C with ChiRex Technology Center, Inc. at the request of the undersigned and in reliance on this guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all the terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.


IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal intending to be legally bound hereby this _____ day of
____________.                          _________________________________________
2/98

                      PINNACLE PROPERTIES MANAGEMENT, INC.
                                 STANDARD FORM
                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

B. LESSOR, at an expense incorporated entirely into the base rent and at no further cost to LESSEE, shall construct standard office and R&D space according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises. Said office space shall be carpeted and completed with painted drywall partitions, acoustical tile ceilings or exposed spray painted ceiling, standard lighting, fire protection sprinklers, and 110V convenience electrical wall outlets at regular intervals. Said R&D space shall be modified with the existing tile floor cleaned and prepared, walls completed with painted drywall partitions, acoustical tile ceilings or exposed spray painted ceilings, standard lighting, fire protection sprinklers, and 110V convenience electrical wall outlets at regular intervals. All such work shall be completed in accordance with all applicable zoning, ordinances, laws, codes, and regulations for office use. LESSOR shall also, at no additional cost to LESSEE, demise the leased premises from adjoining space and supply and install: (1) an entry door with glass, (2) glass sidelights at other offices, (3) HVAC equipment of ten (10) tons with several zones, (4) kitchenette, sink, and bathrooms, and (5) install border carpet, additional lighting, and polymix paint in the reception area. LESSOR shall, at LESSEE's option, either (1) supply and install an additional ten (10) tons of HVAC capacity in the R&D portion of the leased premises, or (2) contribute $15,000 towards LESSEE's cost of HVAC equipment for the R&D portion of the leased premises.

C. LESSOR, if requested to do so by LESSEE, and if reasonably acceptable to LESSOR, shall at LESSEE's sole expense, shall make additional alterations necessitated by LESSEE's use of the leased premises ("Upgrades"), including larger glass treatment of one wall in each office, retractable projection screen in conference room, shelving along two walls in the conference room, and some built-in shelving in other areas of the leased premises according to a plan to be mutually agreed upon by both parties. At LESSEE's request, the cost of the Upgrades may be incorporated into the lease by separate amendment to be attached hereto, with an interest rate of 12% per annum and fully amortized over the initial five (5) year term of this lease and then paid for by LESSEE in the same manner as base rent which shall otherwise be due. With LESSOR's prior written approval of the plans for the same, other improvements specific to LESSEE's use of the leased premises ("Specialty Upgrades") shall be at LESSEE's sole cost and expense and in compliance with all applicable codes, ordinances, laws, and regulations. Such Specialty Upgrades include roof penetrations with roof mounted venting systems, laboratory benchwork, hoods, cabinetry, regular and "cup" sinks, emergency shower, additional HVAC, cold storage prefab room, gas/vacuum distribution lines, blackboards, floor drains, backup generator, glassware room treatment, NMR room treatment, and tank storage area.

D. * If LESSOR should make any alterations and amortize the cost thereof under the preceding paragraph, then LESSEE shall provide LESSOR with additional security in an amount and form satisfactory to LESSOR and LESSOR's counsel to ensure payment of all costs to be amortized.

E. Notwithstanding the commencement date herein, the parties acknowledge that the R&D portion of the leased premises may not be available for LESSEE's occupancy until after the commencement date. Notwithstanding the delay in delivery of the leased premises, LESSEE's obligation to pay rent in full accordance with Section 1 shall commence the later of when the office portion of the leased premises have been substantially completed or November 1, 1998; however, after substantial completion of the office portion of the leased premises and until the R&D portion of the leased premises is substantially complete, LESSEE's rent shall be discounted by $110.76 per day.

F. During the initial term of this Lease and provided LESSEE is not in default under the terms of this Lease, LESSEE shall have the one-time right of first lease of third floor contiguous space to the leased premises as it becomes available (and the unassigned and undesignated parking spaces referred to in Section 15 of this lease shall be increased by one (1) parking space for every 556 additional leasable square feet (including 17% common area) leased)at LESSOR's then current published rental rate for said space as it becomes available for lease directly from LESSOR, subject to the right of the current lessee to extend or otherwise renegotiate its current lease and subject to rights of any other tenant of LESSOR. LESSEE shall have forty-eight (48) hours from receipt of notice from LESSOR of said availability to execute LESSOR's then current standard form lease or amendment to lease for said additional space; failure of LESSEE to execute and return the Lease or amendment to Lease to LESSOR within such 48-hour period shall automatically cause such right of first lease to be forever waived and if LESSOR fails to notify LESSEE of the availability of said space and leases said space to others, and if LESSEE notifies LESSOR of its desire to lease said space and immediately executes LESSOR's then current standard form lease for said space, LESSOR shall thereafter have sixty (60) days to relocate the other party. If LESSOR fails to relocate the other party within said sixty days and execute the new lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within thirty (30) days after expiration of the relocation period to occupy a similar amount of additional space on a no-charge basis until the earlier to occur of (i) such time as LESSOR delivers possession of said space or (ii) six (6) months from occupancy. Time is of the essence.

G. Notwithstanding Section 1 of this lease, LESSEE shall pay rent during the initial term of this lease in accordance with the following schedule and with no "Cost of Living" adjustments:

     November 1, 1998 to October 31, 1999: $159,771.00 per year and $13,314.25 per month

     November 1, 1999 to October 31, 2000: $165,280.00 per year and $13,773.33 per month

     November 1, 2000 to October 31, 2001: $169,788.00 per year and $14,149.00 per month

     November 1, 2001 to October 31, 2002: $175,297.00 per year and $14,608.08 per month

     November 1, 2002 to October 31, 2003: $179,805.00 per year and $14,983.75 per month

H. Provided LESSEE is not then in default of this Lease or in arrears of any rent or invoice payment, LESSEE shall have the right to extend the term of this Lease, upon the same terms, conditions, escalations, etc. as provided herein, except for base rent, for one additional period of five (5) years ("the extended lease term") by serving LESSOR with written notice of its desire to so extend the Lease. The time for serving such written notice shall be not more than twelve (12) months or less than six (6) months prior to the expiration of the initial lease term. Time is of the essence.

I. Notwithstanding the provisions of Section 1, annual base rent commencing November 1, 2003 shall be recalculated at the then fair "Market Rent" for similar space. Section 1 shall continue to apply in all other respects during the extended lease term. The "Market Rent" for the leased premises for the Extended lease term shall be established pursuant to the provisions set forth below. As used herein, the "Market Rent" of the leased premises for the Extended lease term shall mean the product of the then rental rate per square foot of rentable space for new leases of comparable space (for both office and laboratory use) in Boston, Massachusetts (where the landlords and tenants have freely negotiated such rates and where neither is under any compulsion to lease such space), multiplied by the rentable area of the leased premises. In determining the rental rate for comparable office space pursuant to the preceding sentence, it shall assume a willing landlord, not compelled to lease, and a willing tenant, not compelled to rent, and due consideration shall be given to the size of the space, rentable area of the leased premises, the services provided by the landlord, the benefits and burdens of the lease and the length of the Extended lease term. Following the delivery by LESSEE of its notice to exercise a Renewal Option set forth above, LESSOR and LESSEE shall enter into good faith negotiations and shall attempt to agree on the Market Rent for the leased premises. If LESSOR and LESSEE have not agreed upon the Market Rent for the leased premises by the 15th day following the date of delivery of LESSEE's notice, then the Market Rent for the leased premises shall be determined by a qualified appraiser or appraisers as follows:

     If LESSOR and LESSEE have agreed upon a single qualified appraiser within 15 days after such 15 day period, then the Market Rent for the leased premises shall be as determined by such appraiser who shall be instructed to immediately proceed with his appraisal and to simultaneously furnish the results thereof to LESSOR and LESSEE. If LESSOR and LESSEE cannot agree upon a single appraiser within such 15-day period, each of LESSOR and LESSEE shall select within 10 days thereafter a qualified appraiser and two the two qualified appraisers so selected shall be instructed to make their appraisals within 30 days after the expiration of such 10-day period (and if either party shall fail to select an appraiser within such 10-day period, then the Market Rent for the leased premises shall be determined solely by the appraiser selected by the other party). If such two appraisers agree on the Market Rent, then the Market Rent shall be the amount as so agreed. In the event that the appraisers appointed by LESSOR and LESSEE cannot agree on the Market Rent of the leased premises within the aforesaid 30-day period, then such appraisers shall immediately select a third qualified appraiser who shall select the determination of one of the original two appraisers as the Market Rent. If the two appraisers are unable to agree on the selection of the third appraiser, then either party may cause such third appraiser to be appointed by any court having jurisdiction over the leased premises. If the Market Rent for the leased premises is determined by a single appraiser agreed upon by LESSOR and LESSEE, LESSOR and LESSEE shall each pay one-half of the fees and costs of the appraiser. If the Market Rent for the leased premises is determined by two appraisers, LESSOR shall pay the fees and costs of the appraiser selected by LESSOR, and LESSEE shall pay the fees and costs of the appraiser selected by LESSEE. If a third appraiser is appointed in accordance with the foregoing provisions, LESSOR shall pay the fees and costs of the appraiser selected by LESSOR, LESSEE shall pay the fees and costs of the appraiser selected by LESSEE, and the fees and costs of the third appraiser shall be paid by the party whose determination of Market Rent was not selected by the third appraiser. Any appraiser selected to determine the Market Rent for the leased premises shall be independent and unaffiliated with either LESSOR or LESSEE, and shall be an MAI qualified appraiser with at least ten years' experience in the metropolitan Boston, Massachusetts, area.

J. LESSEE, at LESSEE's sole cost and expense, and subject to any and all applicable zoning, ordinances, laws, regulations or other restrictions or guidelines may install one (1) exterior illuminated sign on the west side of the building (facing The Holiday Inn) for LESSEE's use during the term of this lease and in a location, size, design, and color to be approved by LESSOR, which approval shall not be unreasonably withheld.

K. Approximately three (3) weeks from the execution of this Lease, and until the improvements to be installed by LESSOR within the office portion of the leased premises is substantially completed (as determined by LESSOR), LESSOR shall provide LESSEE with use of one secured office at a location to be designated by LESSOR ("the temporary premises"). LESSEE shall be responsible for all utility charges for the temporary premises during its occupancy by LESSEE, but otherwise shall have no obligation to pay rent with respect to the temporary premises. LESSEE shall vacate the temporary premises within five (5) days after notice from LESSOR of substantial completion of the office portion of the leased premises.

L. LESSOR represents that, to its actual knowledge and belief, the use of the leased premises for the purposes set forth in Section 3 hereinabove is permitted under the Massachusetts General Laws and the Zoning Ordinance. In the event, however, that LESSOR is unable to obtain a building permit for the modifications at the leased premises, or the City of Boston issues a citation to LESSEE prohibiting such use, LESSOR shall have the right, at its sole expense, to appeal any such decision. If LESSOR declines to prosecute said appeal or if any such decision is upheld after all applicable appeals have been exhausted, then LESSEE may as its sole and exclusive remedy cancel this Lease by serving LESSOR with thirty (30) days prior written notice to that effect, and neither party shall thereafter have any further obligation to the other.

M. Within two (2) months of delivery of the leased premises to LESSEE, either party may, at its sole cost and expense, have the leased premises measured by a licensed architect or engineer and provide the other party with written notice of such measurement. If such measurement reveals that the area of the leased premises (including 17% common area and using LESSOR's standard measurement criteria) is different from that specified in this Lease, then effective as of the Commencement Date, the amounts set forth in this Lease for base rent and other charges based upon the size of the leased premises shall be revised based upon such measurement and the parties hereto shall promptly execute an amendment to this Lease evidencing the revised amount.

N. Prior to the termination date of this Lease and provided LESSEE is not in default under the terms of the Lease, LESSEE may remove laboratory hoods and the prefabricated "cold storage box" supplied and installed by LESSEE at its sole cost and expense if LESSEE has satisfactorily complied with all other conditions of this Lease and if LESSEE repairs any and all damage resulting from such removal on a timely basis prior to the end of the lease term. Time is of the essence.

O. LESSEE's agreement to subordinate this Lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time hereafter, is conditional upon LESSOR using reasonable efforts and due diligence to obtain the mortgagee's agreement that LESSEE's possession will not thereafter be disturbed so long as LESSEE is not in default in the payment of rent or other covenants or obligations hereof.

P. LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, and LESSOR shall use reasonable efforts to permit LESSEE to have, hold, and enjoy the leased premises for the term hereof without any such hindrance or molestation from third parties, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations provided herein.

Q. * LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the leased premises are a part.

R. * With respect to any condition existing prior to the commencement of LESSEE's occupancy hereunder, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release", as defined in
     Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLAII), of any "hazardous substance" as defined in Section 101(14) of CERCLA, or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused by LESSEE.

S. LESSEE, at LESSEE's sole expense, shall be solely responsible for remedying any and all damage, removing any and all contamination, and properly disposing of any hazardous substances to the extent generated by LESSEE's use of such materials. In addition, LESSEE shall indemnify, defend, and hold LESSOR harmless with respect to any claim, damages, liability, litigation, attorney's fees, or expenses relating to the same. Time is of the essence.

T. If LESSEE receives written notice from any enforcement authority that the common areas serving the leased premises for LESSEE's use as set forth in
     Section 3 hereinabove, are not in compliance with the Americans with Disabilities Act of 1990 ("ADA") as now written, then LESSEE shall serve LESSOR with written notice thereof. LESSOR shall then have sixty (60) days to formally contest any such enforcement action. If LESSOR declines to do so or commence to correct any non-complying element, and if LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action if the enforcement action is finally upheld, then LESSOR shall be in breach hereof.

U. * LESSOR and LESSEE do hereby mutually release and discharge each other of and from all liability and responsibility to the other for any loss, damage or liability covered by insurance if and to the extent that the written release and discharge does not invalidate or adversely affect any applicable insurance, provided both parties secure and maintain all insurance required hereunder.

V. If LESSOR fails to make any repairs to the building or leased premises it is required to do under this Lease or complete any work or perform any other obligation hereunder it is required to do under this Lease, and such failure continues for thirty (30) days after notice thereof from LESSEE (unless such failure cannot with diligent efforts be cured within thirty
     (30) days, in which event LESSOR shall commence such cure and thereafter diligently prosecute such cure to completion), LESSEE shall have the right to bring an action at law or in equity against LESSOR for its breach of the Lease.

W. The sale, assignment or transfer of more than fifty percent (50%) of the stock of LESSEE shall be deemed to be an assignment under this Lease, for which LESSOR's prior written consent shall be required; provided, however, any public offering of stock in LESSEE shall not constitute an assignment of LESSEE's interest in this Lease. LESSOR's consent shall not be required for an assignment of this Lease or subletting of all or any portion of the leased premises to an entity now or hereafter affiliated with LESSEE or to any company which may result from a reorganization, merger or consolidation by or with LESSEE, or to any company to which LESSEE is selling all or substantially all of its assets or stock. For purposes of this lease, the term "affiliate" shall mean any entity which controls, is controlled by, or under common control with LESSEE. Further, LESSOR's consent shall not be required for the transfer of any stock in LESSEE, to the holder or holders of the majority of the issued or outstanding capital stock of LESSEE or for the transfer of any stock that is publicly traded on a recognized national stock exchange or over the counter. However, any such proposed assignee or sublessee shall execute and deliver to LESSOR an instrument reasonably acceptable to LESSOR whereby such entity assumes all of the obligations of LESSEE named therein. Furthermore, any such assignment or subletting shall in no way release LESSEE from its obligations hereunder. In the event of such assignment or subletting, LESSEE shall reimburse LESSOR the cost of LESSOR's attorney's fees up to $1,000.00.

X. With respect to Section 26, LESSOR shall use reasonable efforts to restore any interrupted service or utilities. Notwithstanding any provisions in this lease to the contrary, if (1) the leased premises or any material portion thereof are rendered untenantable by reason of the interruption of service or utilities and (2) such untenantability continues for more than five consecutive business days, then to the extent such untenantability is not covered by LESSEE's business interruption insurance policy, a fair and just proportion of the base rent and other charges, according to the nature and extent of such untenantability, shall abate for the period of such untenantability, to the extent that such interruption in service and utilities are under the reasonable control of LESSOR.


LESSOR: 52 & 56 ROLAND STREET, L.L.C.     LESSEE: CHIREX TECHNOLOGY CENTER, INC.

BY: PINNACLE PROPERTIES MANAGEMENT,
INC., its manager


By: ______________________________        By:_______________________________
        Vice President


Date: ______________________

                     PINNACLE PROPERTIES MANAGEMENT, INC.
                                 STANDARD FORM

                             AMENDMENT TO LEASE #1


In connection with a lease currently in effect between the parties hereto at 56 Roland Street, Suite 310, Boston, Massachusetts, executed on August 31, 1998 ("Lease") and the initial lease term expiring October 31, 2003, and in consideration of the mutual benefits to be derived herefrom, 52 & 56 Roland Street, L.L.C., LESSOR and ChiRex Technology Center, Inc., LESSEE, hereby agree to amend said lease as follows:


1. On January 15, 1999, the size of the leased premises will be increased by approximately 327 square feet (including 17% common area), from approximately 10,017 square feet (including 17% common area) to a new total of approximately 10,344 square feet (including 17% common area), with the addition of Suite 202A and the right to install electric equipment in the building's third floor common electric closet according to a plan and size approved by LESSOR at Suite 302A. Both Suite 202A and 302A shall be considered to be part of the leased premises for all purposes under the Lease. The parties acknowledge and agree that the square feet for Suite 302A was calculated by multiplying the actual square feet of Suite 302A (including 17% common area) by 50%, even though LESSEE may not actually utilize 50% of the space.

2. The percentages referred to in Paragraph 4 of the lease are increased to 8.6% from 8.3% and to 7.1% from 6.9% to reflect the change in the size of the leased premises to the new total of approximately 10,344 square feet (including 17% common area).

3. LESSEE shall accept the Expansion Space in "AS IS" "WHERE IS" condition, without warranty or representation.

4.   Section G of the Rider to the Lease is deleted in its entirety.

5. Notwithstanding Section 1 of this Lease, LESSEE shall pay rent during the initial term of this lease in accordance with the following schedule and with no "Cost of Living" adjustments:

        November 1, 1998 to January 14, 1999: $159,771.00 per year and $13,314.25 per month

        January 15, 1999 to October 31, 1999: $164,986.65 per year and $13,748.89 per month

        November 1, 1999 to October 31, 2000: $170,675.48 per year and $14,222.96 per month

        November 1, 2000 to October 31, 2001: $175,330.65 per year and $14,610.89 per month

        November 1, 2001 to October 31, 2002: $181,019.48 per year and $15,084.96 per month

        November 1, 2002 to October 31, 2003: $185,674.65 per year and $15,472.89 per month

6. LESSEE and LESSOR each warrants and represents to the other party that it has dealt with no broker or third person with respect to this lease amendment (although both parties acknowledge Hunneman Commercial as the broker on the original lease transaction) and LESSEE and LESSOR each agrees to indemnify the other party against any brokerage claims arising by any person or entity claiming by, through or under such party.

7.   Time is of the essence with respect to this Amendment.

Except as specifically amended herein, the lease shall remain in full force and effect and all other terms, conditions, and covenants of the present lease shall continue to apply. except that adjusted base rent shall be increased by

$_________ annually, from a total of $________ to a new annual total of $________, or $________ per month. Annual base rent for the purposes of computing any future escalations thereon shall be $___________. This Amendment shall be effective upon full execution by all parties and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s). All terms capitalized herein and not defined herein shall have the meaning given to such term in the Lease.


In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this _________ day of _____________, 1999.



LESSOR: 52 & 56 ROLAND STREET, L.L.C.     LESSEE: CHIREX TECHNOLOGY CENTER, INC.

By: PINNACLE PROPERTIES MANAGEMENT,
    INC.,
    its manager


By: _________________________________      By:__________________________________
       Vice President



                                    GUARANTY
                                    --------


   IN CONSIDERATION of the making of the Lease by 52 & 56 Roland Street, L.L.C. with ChiRex Technology Center, Inc. at the request of the undersigned and in reliance on this Guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all the terms, conditions, covenants and agreements of the Lease, this Amendment, any other amendments thereto and any extension or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the Lease or this Amendment or incurred by LESSOR in enforcing this Guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the Lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

   IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set its hand and common seal intending to be legally bound hereby this _____ day of January, 1999.

                                              CHIREX, INC.


                                              By:_____________________________

                                              Name:___________________________

                                              Title:__________________________

                     PINNACLE PROPERTIES MANAGEMENT, INC.
                                 STANDARD FORM

                             AMENDMENT TO LEASE #2


In connection with a lease currently in effect between the parties hereto at 56 Roland Street, Suite 310, Boston, Massachusetts, executed on August 31, 1998 ("Lease") and the initial lease term expiring October 31, 2003, and in consideration of the mutual benefits to be derived herefrom, 52 & 56 Roland Street, L.L.C., LESSOR and ChiRex Technology Center, Inc., LESSEE, hereby agree to amend said lease as follows:


1. On January 15, 1999, the size of the leased premises will be increased by approximately 1,183 square feet (including 17% common area), from approximately 10,344 square feet (including 17% common area) to a new total of approximately 11,527 square feet (including 17% common area), with the addition of Suite 312 ("Expansion Space"). The Expansion Space shall be considered to be part of the leased premises for all purposes under the Lease.

2. The parties acknowledge and agree that the Expansion Space is presently under lease to a third party ("existing tenant") whose lease terminates on or about February 28, 2002. Upon full execution of this amendment to lease, LESSOR will use reasonable efforts to execute a termination agreement ("Termination Agreement") with the existing tenant upon terms and conditions acceptable to LESSOR whereby the existing tenant will agree to vacate the Expansion Space on or before February 1, 1999. In the event LESSOR fails to deliver a fully executed copy of the Termination Agreement to LESSEE on or before January 30, 1999, then at any time thereafter prior to delivery of the fully executed Termination Agreement, LESSEE may elect to cancel this Amendment without penalty by serving notice (which in this case may be by facsimile) to LESSOR and in such event neither party shall thereafter have any further obligation to the other with respect to the terms of this Amendment. In any event, this Amendment shall automatically and without further notice be null, void and of no effect if the LESSOR fails to deliver the fully executed Termination Agreement to LESSEE on or before March 1, 1999, and in such event neither party shall thereafter have any obligation to the other with respect to the terms of this Amendment.

3. The percentages referred to in Paragraph 4 of the lease are increased to 9.6% from 8.6% and to 7.9% from 7.1% to reflect the change in the size of the leased premises to the new total of approximately 11,527 square feet (including 17% common area).

4.   The number of unassigned and undesignated parking spaces referred to in
     Section 15 of the lease is increased by two (2) spaces to twenty (20) spaces from eighteen (18) spaces.

5. LESSEE shall accept the First Expansion Space and the Second Expansion Space in "AS IS" "WHERE IS" condition, without warranty or representation.

6.   Sections F and G of the Rider to the Lease are deleted in their entireties.

7.   Paragraph 5 of Amendment to Lease #1 is deleted in its entirety.

8. The Security Deposit referred to in Section 2 of the Lease shall be increased to $31,000.00 from $26,000.00. LESSEE shall pay the balance of $5,000.00 upon execution of this Amendment and, upon notification by LESSOR of any deduction from the transferred Security Deposit, LESSEE shall promptly restore the full $31,000.00 Security Deposit as provided in
     Section 2 of the Lease. Time is of the essence.

9. Notwithstanding Section 1 of this Lease, LESSEE shall pay rent during the initial term of this lease in accordance with the following schedule and with no "Cost of Living" adjustments:

        November 1, 1998 to January 14, 1999: $159,771.00 per year and $13,314.25 per month

        January 15, 1999 to October 31, 1999: $192,136.50 per year and $16,011.37 per month

        November 1, 1999 to October 31, 2000: $198,475.98 per year and $16,539.67 per month

        November 1, 2000 to October 31, 2001: $203,663.50 per year and $16,971.96 per month

        November 1, 2001 to October 31, 2002: $210,002.98 per year and $17,500.25 per month

        November 1, 2002 to October 31, 2003: $215,190.50 per year and $17,932.54 per month

10. LESSEE and LESSOR each warrants and represents to the other party that it has dealt with no broker or third person with respect to this lease amendment and LESSEE and LESSOR each agrees to indemnify the other party against any brokerage claims arising by any person or entity claiming by, through or under such party.

11.  Time is of the essence with respect to this Amendment.


Except as specifically amended herein, the lease shall remain in full force and effect and all other terms, conditions, and covenants of the present lease shall continue to apply. except that adjusted base rent shall be increased by $_________ annually, from a total of $________ to a new annual total of $________, or $________ per month. Annual base rent for the purposes of computing any future escalations thereon shall be $___________. This Amendment shall be effective upon full execution by all parties and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s). All terms capitalized herein and not defined herein shall have the meaning given to such term in the Lease.


In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this _________ day of _____________, 1999.



LESSOR: 52 & 56 ROLAND STREET, L.L.C.   LESSEE: CHIREX TECHNOLOGY CENTER, INC.
By: PINNACLE PROPERTIES MANAGEMENT,
    INC.,
    its manager


By: _________________________________   By:____________________________________
       Vice President

                                    GUARANTY
                                    --------


   IN CONSIDERATION of the making of the Lease by 52 & 56 Roland Street, L.L.C. with ChiRex Technology Center, Inc. at the request of the undersigned and in reliance on this Guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all the terms, conditions, covenants and agreements of the Lease, this Amendment, any other amendments thereto and any extension or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the Lease or this Amendment or incurred by LESSOR in enforcing this Guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the Lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

   IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set its hand and common seal intending to be legally bound hereby this _____ day of January, 1999.

                                              CHIREX, INC.


                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________

                     PINNACLE PROPERTIES MANAGEMENT, INC.

                                 STANDARD FORM
                             AMENDMENT TO LEASE #4

In connection with a lease currently in effect between the parties hereto at 56 Roland Street, Suite 310, Boston, Massachusetts, executed on August 31, 1998 ("Lease") and the initial lease term expiring October 31, 2003, and in consideration of the mutual benefits to be derived herefrom, 52 & 56 Roland Street, L.L.C., LESSOR and ChiRex Technology Center, Inc., LESSEE, hereby agree to amend said lease as follows:

1. On or about February 19, 1999, LESSOR shall provide LESSEE with the temporary use of approximately 1,052 square feet (including 17% common area) at Suite 303 (the "Temporary Suite"). LESSEE shall be responsible for all utility charges for the Temporary Suite during its occupancy by LESSEE, and LESSEE shall pay LESSOR $1,227.33 per month in additional rent for the use of the Temporary Suite. The additional rent for the Temporary Suite shall be paid by LESSEE at the same time and in the same manner as monthly rent under the lease. LESSEE shall vacate the Temporary Suite on or before noon on April 30, 1999. The Temporary Suite shall be considered to be part of the leased premises for all purposes under the Lease.

2. In the event that LESSEE continues to occupy or control all or any part of the Temporary Suite after noon, April 30, 1999 without the written permission of LESSOR, then LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of two hundred fifty percent (250%) of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

3. LESSEE shall accept the Temporary Suite in "AS IS" "WHERE IS" condition, without warranty or representation.

4.   Section K of the Rider to the Lease is deleted in its entirety.

5. LESSEE and LESSOR each warrants and represents to the other party that it has dealt with no broker or third person with respect to this lease amendment and LESSEE and LESSOR each agrees to indemnify the other party against any brokerage claims arising by any person or entity claiming by, through or under such party.

6.   Time is of the essence with respect to this Amendment.

7.   Paragraph 2 of Amendment to Lease #2 is deleted in its entirety.

Except as specifically amended herein, the lease shall remain in full force and effect and all other terms, conditions, and covenants of the present lease shall continue to apply. This Amendment shall be effective upon full execution by all
                                                     -------------------
parties and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s). All terms capitalized herein and not defined herein shall have the meaning given to such term in the Lease.

In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this _________ day of _____________, 1999.


LESSOR: 52 & 56 ROLAND STREET, L.L.C.    LESSEE: CHIREX TECHNOLOGY CENTER, INC.

By: PINNACLE PROPERTIES MANAGEMENT,
    INC.,
its manager


By: _______________________________      By:____________________________________
       Vice President

                                    GUARANTY
                                    --------


   IN CONSIDERATION of the making of the Lease by 52 & 56 Roland Street, L.L.C. with ChiRex Technology Center, Inc. at the request of the undersigned and in reliance on this Guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all the terms, conditions, covenants and agreements of the Lease, this Amendment, any other amendments thereto and any extension or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the Lease or this Amendment or incurred by LESSOR in enforcing this Guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the Lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

   IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set its hand and common seal intending to be legally bound hereby this _____ day of February, 1999.

                                              CHIREX, INC.


                                              By:_____________________________
                                              Name:___________________________
                                              Title:__________________________